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                                                               Exhibit 99.1
For release: Thurs., May 15, 2008 at 1:05 p.m. PT
-------------------------------------------------

        NORDSTROM REPORTS 2008 FIRST QUARTER EARNINGS PER SHARE OF 54 CENTS

     SEATTLE - May 15, 2008 - Nordstrom, Inc. (NYSE: JWN) today reported net earnings of $119 million, or $0.54 per diluted share, for the first quarter ended May 3, 2008. For the same quarter last year, Nordstrom reported net earnings of $157 million and earnings per diluted share of $0.60.

     Total sales in the first quarter were $1.88 billion, a decrease of 3.8 percent compared to sales of $1.95 billion during the same period in fiscal 2007. First quarter same-store sales decreased 6.5 percent.

FIRST QUARTER HIGHLIGHTS
     The company's focus on expense management and continued inventory control enabled it to achieve the high end of its earnings per share plan, despite the challenging retail environment. Earnings per diluted share decreased 10 percent compared to the same quarter last year.

     -Same-store sales decreased 6.5 percent for the quarter, below the company's planned 3 to 5 percent same-store sales decline. Merchandise categories with performance above the same-store average for the quarter were cosmetics, designer products across all categories, and women's activewear and intimate apparel.

     -Gross profit, as a percent of sales, decreased 57 basis points compared to last year's first quarter. Merchandise margins declined over prior year as the company utilized markdowns to align inventory with sales trends. Quarter-end inventory per square foot was down 7 percent from the prior year. Three percent of the decline was due to the sale of the company's Faconnable business in the third quarter of 2007. The decline in merchandise margin rate was partially offset by lower buying and occupancy costs.

     -Selling, general and administrative expenses increased 2 percent, or $11 million, compared to last year's first quarter. Retail square footage grew by 5 percent over last year due to the opening of seven full-line stores and one Rack store since May 2007. The company's focus on controlling expenses offset the costs associated with these new stores and increased bad debt expense.

     -In the first quarter of 2008, Nordstrom repurchased 4.6 million shares totaling $162 million, with an average price of $35.56. The company had $1.2 billion remaining on its existing authorization. First quarter share repurchases had a $0.01 impact on first quarter earnings per diluted share.

EXPANSION UPDATE
     During the first quarter, Nordstrom opened four full-line stores:

     -On February 15, 2008, a 172,000-square-foot store at Aventura Mall in
      Aventura, Fla.;
     -On March 7, 2008, a 211,000-square-foot store at the Ala Moana Center in
      Honolulu, Hawaii;
     -On March 28, 2008, a 143,000-square foot-store at the Burlington Mall in
      Burlington, Mass.;
     -On April 18, 2008, a 122,000-square-foot-store at The Mall at Partridge
      Creek in Clinton Township, Michigan.

FISCAL YEAR 2008 OUTLOOK
     Based on current business trends, the company has taken a more cautious approach to planning the remainder of 2008. The company is reducing operating expenses to mitigate the impact of lower sales expectations on earnings. For the fiscal year ending January 31, 2009, the company anticipates earnings per diluted share in the range of $2.65 to $2.80, decreased from the previous
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range of $2.75 to $2.90.  The company's revised expectations for fiscal year
2008 are as follows:

                                                Fiscal 2008
                                                -----------
Same-store Sales                                4% to 6% decrease
Gross Profit (%)                                60 to 90 basis point decrease
Selling, General and Admin. Expense (%)         25 to 60 basis point increase
Interest Expense, net                           $55 to $60 million increase
Finance Charges and Other, net                  $30 to $40 million increase
Effective Tax Rate                              39.0%
Earnings per Diluted Share                      $2.65 to $2.80
Diluted Shares Outstanding                      222 million

SECOND QUARTER 2008 OUTLOOK
     For the second quarter of 2008, earnings per diluted share are expected in the range of $0.65 to $0.70, based on a same-store sales plan of -5 percent to -7 percent. Due to an earlier start date of our Half-Yearly Sale for Women and Kids, the company expects May same-store sales to be 1500 - 1700 basis points above the quarterly plan and June same-store sales are expected to be 1300 - 1500 basis points below the quarterly plan. The earlier start date does not impact the quarterly same-store sales expectations and July sales should be consistent with the second quarter rate.

CONFERENCE CALL INFORMATION:
The company's senior management will host a conference call and webcast to discuss first quarter results and related business matters at 4:30 p.m. (ET) today. To listen, please dial 888-390-0675 or 210-234-0003 ten minutes prior to the call (passcode: NORD). A telephone replay will be available beginning approximately one hour after the conclusion of the call by dialing 800-456-9487 or 402-998-1620 until the close of business on May 22, 2008. Interested parties may also listen to the call over the Internet by visiting the Investor Relations section of the company's corporate Web site at http://investor.nordstrom.com. An archived webcast will be available at this location until the close of business on August 13, 2008.

Nordstrom, Inc. is one of the nation's leading fashion specialty retailers, with 159 U.S. stores located in 28 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 105 full-line stores, 50 Nordstrom Racks, two Jeffrey boutiques, and two clearance stores. In addition, Nordstrom serves customers through its online presence at www.nordstrom.com and through its catalogs. Nordstrom, Inc. is publicly traded on the NYSE under the symbol JWN.

Certain statements in this news release contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involves risks and uncertainties, including anticipated results for the fiscal year ending January 31, 2009 and its second quarter, anticipated quarterly and annual same-store sales rate, the timing and amounts of share repurchases, and trends in company operations. Actual future results and trends may differ materially from historical results or current expectations depending upon factors including, but not limited to the impact of economic and market conditions and the resultant impact on consumer spending patterns, our ability to respond to the business environment and fashion trends, effective inventory management, successful execution of our store growth strategy including the timely completion of construction associated with newly planned stores, relocations, and remodels, our compliance with applicable banking and related laws and regulations impacting our ability to extend credit to our customers, our compliance with information security and privacy laws and regulations, employment laws and regulations and other laws and regulations applicable to the company, successful execution of our multi-channel strategy, our ability to safeguard our brand and reputation, efficient and proper allocation of our capital resources, successful execution of our technology strategy, trends in personal bankruptcies and bad debt write-offs, changes in interest rates, our ability to maintain our relationships with our employees and to effectively train and develop our future leaders, our ability to control costs, risks related to fluctuations in world currencies, weather conditions and hazards of

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nature that affect consumer traffic and consumers' purchasing patterns, and the timing and amounts of share repurchases by the company. Our SEC reports, including our Form 10-K for the fiscal year ended February 2, 2008, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contact:                         Media Contact:
Chris Holloway                            Michael Boyd
(206) 303-3290                            (206) 373-3038

                                        NORDSTROM, INC.
                         CONSOLIDATED STATEMENTS OF EARNINGS - 1st Quarter
                               (unaudited; amounts in millions,
                             except per share data and percentages)

                                      Quarter    % of sales(1)       Quarter     % of sales(1)
                                       ended      (except as          ended      (except as
                                       5/3/08      indicated)         5/5/07       indicated)
                                     ----------     ----------        ----------     ---------
Net sales                           $  1,879          100.0%          $  1,954         100.0%
Cost of sales and related buying
     & occupancy costs                (1,179)         (62.7%)           (1,215)        (62.2%)
                                     ----------                       ----------
Gross profit                             700           37.3%               739          37.8%
Selling, general and administrative
     expenses                           (545)         (29.0%)             (534)        (27.3%)
Finance charges and other, net            72            3.9%                56           2.9%
                                     ----------                       ----------
Earnings before interest and income
     taxes                               227           12.1%               261          13.4%
Interest expense, net                    (31)          (1.7%)               (7)         (0.4%)
                                     ----------                       ----------
Earnings before income tax expense       196           10.4%               254          13.0%
Income tax expense                       (77)         (39.3%)(2)           (97)        (38.2%)(2)
                                     ----------                       ----------
Net earnings                        $    119            6.3%          $    157           8.0%


Earnings per share
     Basic                          $   0.54                          $   0.61
     Diluted                        $   0.54                          $   0.60

ADDITIONAL DATA
Weighted average shares outstanding
     Basic                             218.6                             257.9
     Diluted                           221.7                             262.7




(1) Subtotals and totals may not foot due to rounding.
(2) Percent of earnings before income tax expense.

                                           NORDSTROM, INC.
                                     CONSOLIDATED BALANCE SHEETS
                       ------------------------------------------------------
                                   (unaudited;  amounts in millions)

                                                     5/3/08          2/2/08           5/05/07
                                                   ----------      ----------        ----------

Assets
Current assets:
     Cash and cash equivalents                   $    119        $    358          $    745
     Accounts receivable, net                       1,806           1,788             1,602
     Merchandise inventories                        1,079             956             1,105
     Current deferred tax assets, net                 181             181               176
     Prepaid expenses and other                        75              78                60
                                                  -----------     -----------       -----------
Total current assets                                3,260           3,361             3,688
Land, buildings and equipment, net                  2,061           1,983             1,790
Goodwill                                               53              53                51
Acquired tradename                                     -               -                 84
Other assets                                          212             203               218
                                                  -----------     -----------       -----------
Total assets                                     $  5,586        $  5,600          $  5,831
                                                  ===========     ===========       ===========


Liabilities and Shareholders' Equity
Current liabilities:
     Accounts payable                            $    638        $    556          $    700
     Accrued salaries, wages and related
       benefits                                       197             268               177
     Other current liabilities                        487             492               411
     Income taxes payable                              81              58               122
     Current portion of long-term debt                260             261                 7
                                                  -----------     -----------       -----------
Total current liabilities                           1,663           1,635             1,417
Long-term debt, net                                 2,235           2,236             1,475
Deferred property incentives, net                     381             369               363
Other liabilities                                     249             245               257
Shareholders' equity:
     Common stock, no par value: 1,000 shares
       authorized; 216.9, 220.9, and 258.1
       shares issued and outstanding                  957             936               862
     Retained earnings                                123             201             1,470
     Accumulated other comprehensive loss             (22)            (22)              (13)
                                                  -----------     -----------       -----------
Total shareholders' equity                          1,058           1,115             2,319
                                                  -----------     -----------       -----------
Total liabilities and shareholders' equity       $  5,586        $  5,600          $  5,831
                                                  ===========     ===========       ===========

                                         NORDSTROM, INC.
                             CONSOLIDATED STATEMENTS OF CASH FLOWS
                    ------------------------------------------------------
                                (unaudited;  amounts in millions)

                                                           Quarter ended           Quarter ended
                                                              5/3/08                 5/5/07
                                                            -----------           -----------
Operating Activities
Net earnings                                               $    119              $    157
Adjustments to reconcile net earnings to net
 cash provided by (used in) operating activities:
     Depreciation and amortization of buildings
       and equipment                                             72                    69
     Amortization of deferred property incentives
       and other, net                                           (10)                   (9)
     Stock-based compensation expense                             6                     6
     Deferred income taxes, net                                 (10)                  (19)
     Tax benefit of stock-based payments                          2                     8
     Excess tax benefit from stock-based payments                (2)                   (7)
     Provision for bad debt expense                              26                     9
     Change in operating assets and liabilities:
          Accounts receivable                                   (43)                 (926)
          Investment in asset backed securities                  -                    420
          Merchandise inventories                              (139)                 (135)
          Prepaid expenses                                       -                      5
          Other assets                                            1                   (25)
          Accounts payable                                      110                    93
          Accrued salaries, wages and related benefits          (71)                 (160)
          Other current liabilities                              (5)                  (23)
          Income taxes payable                                   23                    57
          Deferred property incentives                           28                    17
          Other liabilities                                       4                     6
                                                             -----------           -----------
Net cash provided by (used in) operating activities             111                  (457)
                                                             -----------           -----------

Investing Activities
Capital expenditures                                           (142)                  (86)
Other, net                                                       (1)                    5
                                                             -----------           -----------
Net cash used in investing activities                          (143)                  (81)
                                                             -----------           -----------

Financing Activities
Proceeds from issuance of long-term debt                         -                  1,000
Principal payments on long-term debt                             (2)                 (151)
Increase in cash book overdrafts                                  2                    43
Proceeds from exercise of stock options                           5                     9
Proceeds from employee stock purchase plan                        9                     9
Excess tax benefit from stock-based payments                      2                     7
Cash dividends paid                                             (35)                  (35)
Repurchase of common stock                                     (188)                    -
Other, net                                                       -                     (2)
                                                             -----------           -----------
Net cash (used in) provided by financing activities            (207)                  880
                                                             -----------           -----------
Net (decrease) increase in cash and cash equivalents           (239)                  342
Cash and cash equivalents at beginning of period                358                   403
                                                             -----------           -----------
Cash and cash equivalents at end of period                 $    119              $    745
                                                             ===========           ===========